As filed with the Securities and Exchange Commission on April 20, 2020

Registration No. 333-226537

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tallgrass Energy, LP

(Exact name of registrant as specified in its charter)

Delaware	47-3159268
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4200 W. 115th Street, Suite 350

Leawood, Kansas 66211

(913) 928-6060

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

TALLGRASS MLP GP, LLC LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective August 2, 2018)

(Full title of the plan)

Christopher R. Jones

4200 W. 115th Street, Suite 350

Leawood, Kansas 66211

(913) 928-6060

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mollie Duckworth

Baker Botts L.L.P.

98 San Jacinto Blvd., Suite 1500

Austin, Texas 78701

(512) 322-2551

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (the “Registration Statement”), File No. 333-226537, of Tallgrass Energy, LP, a Delaware limited partnership (“TGE”), filed with the Securities and Exchange Commission on August 2, 2018. The Registration Statement registered 17,669,636 Class A shares representing limited partner interests in TGE (“Class A Shares”) under the Tallgrass MLP GP, LLC Long-Term Incentive Plan.

On April 17, 2020, pursuant to the Agreement and Plan of Merger, dated as of December 16, 2019, by and among TGE, Tallgrass Energy GP, LLC, a Delaware limited liability company and the general partner of TGE, Prairie Private Acquiror LP, a Delaware limited partnership (“Buyer”), and Prairie Merger Sub LLC, a Delaware limited liability company, Buyer merged with and into TGE, with TGE surviving the merger and continuing to exist as a Delaware limited partnership (the “Merger”). At the effective time of the Merger, each issued and outstanding Class A Share (except for any Class A Shares owned by Prairie Non-ECI Acquiror LP, a Delaware limited partnership, Prairie ECI Acquiror LP, a Delaware limited partnership, Prairie VCOC Acquiror LP, a Delaware limited partnership, Prairie Secondary Acquiror LP, a Delaware limited partnership, and Prairie Secondary Acquiror E LP, a Delaware limited partnership) was converted into the right to receive $22.45 per Class A Share in cash without any interest thereon.

In connection with the Merger, TGE has terminated all offerings of securities pursuant to the Registration Statement. In accordance with an undertaking made by TGE in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance and remain unsold at the termination of such offering, TGE hereby removes from registration by means of this Post-Effective Amendment No. 1 all of such securities registered and remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on April 20, 2020.

TALLGRASS ENERGY, LP

By:	Tallgrass Energy GP, LLC,
its general partner

	By:	/s/ William R. Moler
William R. Moler Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William R. Moler William R. Moler	Director and Chief Executive Officer (Principal Executive Officer)	April 20, 2020

/s/ Gary D. Watkins Gary D. Watkins	Executive Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	April 20, 2020

/s/ Marcelino Oreja Arburúa	Director	April 20, 2020
Marcelino Oreja Arburúa

/s/ Guy G. Buckley	Director	April 20, 2020
Guy G. Buckley

/s/ Matthew J. Runkle	Director	April 20, 2020
Matthew J. Runkle

/s/ Wallace C. Henderson	Director	April 20, 2020
Wallace C. Henderson

/s/ Matthew Sheehy	Director	April 20, 2020
Matthew Sheehy